Exhibit 1.01

Conflict Minerals Report

Knowles Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for 2018 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 24, 2019. Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and “Knowles” refer to Knowles Corporation and its consolidated subsidiaries. Consistent with the Conflict Minerals Rule, “Conflict Minerals” are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin, tungsten and gold (“3TG”) for purposes of this assessment, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” “expect” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this Conflict Minerals Report are based on current plans, expectations and assumptions and involve risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; whether smelters and refiners and other market participants responsibly source 3TG; political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”), its adjoining countries, the United States or elsewhere; and other factors that we may not have currently identified or quantified. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Overview; Applicability of the Conflict Minerals Rule to Our Company

Knowles is a market leader and global supplier of advanced micro-acoustic solutions, audio processing and precision device solutions serving the mobile consumer electronics, communications, medical, military, aerospace and industrial markets. We are subject to the Conflict Minerals Rule because certain of the products that we manufacture contain 3TG that are necessary to the functionality or production of the products. Not all of our products are in-scope under the Conflict Minerals Rule. Our in-scope products taken as a whole include all four 3TG.

We do not directly source 3TG from mines, smelters or refiners, and we believe that we are in most cases many levels removed from these market participants, which limits our influence over their sourcing. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with the expectations provided in our Conflict Minerals Policy, which is described below.

For 2018, each of our in-scope products contained at least some 3TG content for which we were unable to determine the origin. Product, smelter and refiner information for 2018 is described under “Product Information” below and on Annex A. We have not found for 2018 that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. However, we could not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We strongly disapprove of the violence in the DRC and adjoining countries and are committed to supporting responsible sourcing of 3TG. We also take seriously our compliance obligations under the Conflict Minerals Rule. To these ends, we have adopted and communicated to our suppliers and the public a company policy regarding 3TG (the “Conflict Minerals Policy”) for our supply chain.

As indicated in our Conflict Minerals Policy, as part of Knowles’s commitment to social responsibility and compliance with the Conflict Minerals Rule, it is our goal only to use 3TG in our products that does not directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.

As also indicated in our Conflict Minerals Policy, Knowles expects our suppliers to:

•	Adopt a conflict minerals policy that is consistent with our Conflict Minerals Policy and expect their direct and indirect suppliers to do the same.

•

Exercise due diligence with relevant suppliers on the source and chain of custody of 3TG consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

•	Identify smelters and refiners associated with the 3TG supply chain for our products.

•	Transition to certified conflict free smelters and refiners.

We do not seek to embargo the sourcing of 3TG from the DRC region and encourage our suppliers to continue to source responsibly from Conformant (as defined on Annex A) smelters and refiners that source from the region. For 2018, we reached out to suppliers suspected of embargoing the sourcing of 3TG from the DRC region, and requested that they not do so.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2018, we conducted a “reasonable country of origin inquiry.” For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance framework, which are discussed below in this Conflict Minerals Report.

Our outreach included 109 direct suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG.

For 2018, the Suppliers identified to us 264 smelters and refiners as having processed the necessary 3TG contained in our in-scope products, as listed on Annex A. As indicated on Annex A, all of these smelters and refiners were listed as Conformant or Active (as defined on Annex A) by the Responsible Minerals Initiative (the “RMI”). According to information made available by the RMI to its members, 264 of these smelters and refiners sourced solely from outside of the DRC region, including from recycled or scrap sources.

Based on the results of our reasonable country of origin inquiry, we conducted due diligence for 2018. These due diligence efforts are discussed in this Conflict Minerals Report.

Due Diligence Program Design

Design Framework

We have designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance, including the related 3TG supplements (Third Edition).

Selected Elements of Design Framework

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our products is responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in 2018 are discussed under “Due Diligence Program Execution.”

1.	Establish strong company management systems

a.

We have a team of senior staff responsible for the management and continued implementation of our 3TG compliance strategy. The following functional areas are represented on the team or otherwise involved with our compliance process: financial reporting; internal audit; investor relations; legal; quality and supply chain. We also utilize outside counsel to assist us with our compliance efforts. The executive sponsor of the compliance program is our Senior Vice President – Chief Operating Officer.

b.

On an ongoing basis, selected internal personnel receive training on the Conflict Minerals Rule, the OECD Guidance, our compliance program and the procedures for reviewing and validating supplier responses to our inquiries. We have prepared written procedures addressing certain aspects of our compliance program, including our process for querying suppliers and reviewing supplier responses. These procedures have been communicated to the members of our internal working group.

c.

We have adopted a Conflict Minerals Policy. The Conflict Minerals Policy is posted on our website and selected employees and suppliers have been notified of the Conflict Minerals Policy. Our policy is available on our website at https://www.knowles.com/about-knowles/governance/conflict-minerals.

d.

We utilize the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) developed by the RMI to identify smelters and refiners in our supply chain. The Conflict Minerals Reporting Template requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts.

e.	We are a member of the RMI and of IPC — Association Connecting Electronics Industries. We actively participate on the RMI’s smelter engagement team.

f.	We maintain responses relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in an electronic format for at least five years.

g.	Our form of Supply Agreement and our forms of purchase order terms and conditions contain provisions relating to the sourcing of 3TG to be contained in our products.

h.

We have web-based and telephonic mechanisms available for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The contact information for our grievance mechanism is as follows: by telephone, 1-855-657-8022; and by web, www.knowles.ethicspoint.com. We communicate to stakeholders the availability of this mechanism for reporting violations of the Conflict Minerals Policy.

2.	Identify and assess risk in the supply chain

a.

We request that suppliers provide us with information concerning the usage and source of 3TG in the parts that they sell to us and their related compliance efforts through the completion of a Conflict Minerals Reporting Template. We follow up by email or phone with suppliers that do not respond to the request within a specified time frame.

b.

We review the Conflict Minerals Reporting Templates that we receive from suppliers against internal written review criteria. We follow up by email or phone with suppliers that submit an incomplete response. We follow up with other suppliers where provided for under our review criteria or otherwise deemed appropriate by us.

c.

Smelter and refiner information provided by suppliers is reviewed against the Smelter Look-up tab of the Conflict Minerals Reporting Template. To the extent that a smelter or refiner identified by a supplier is not on that list, we take additional steps to attempt to determine whether the listed entity is a smelter or refiner.

d.

Smelter and refiner information is also reviewed against the lists of Conformant and Active smelters and refiners and country of origin information published by the RMI. To the extent that a smelter or refiner identified by a supplier is not listed as Conformant by the RMI, we consult publicly available information or information made available by the RMI to its members or request that the supplier contact the smelter or refiner to attempt to determine whether it obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

3.	Design and implement a strategy to respond to identified risks

a.	We monitor and report on risk to designated senior management on an ongoing basis. Our 3TG compliance team reports the findings of its compliance efforts to our Vice President – Global Supply Chain.

b.

If a supplier identifies as part of our supply chain 3TG that originates from a non-Conformant smelter or refiner that sources from the DRC region, the supplier may be required to instead source from a Conformant smelter or refiner; the Conformant smelter or refiner may include the supplier’s current smelter or refiner if it undergoes an independent third-party audit. As part of our risk management process, we request that the supplier reach out to the smelter or refiner in writing and/or telephonically encouraging it to participate in an independent third-party audit program. For other risks, our risk mitigation strategy allows for a flexible response that is commensurate with the risks identified.

c.

In addition, to the extent that identified smelters and refiners are not Conformant, we seek to exercise leverage over these smelters and refiners to become Conformant through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

4.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence. We also support independent third-party audits by being a member of the RMI.

5.	Report on supply chain due diligence

We file a Form SD, and to the extent applicable a Conflict Minerals Report, with the Securities and Exchange Commission and make these documents available on our website.

Due Diligence Program Execution

We performed the following due diligence measures for the 2018 compliance period. These are not all of the measures that we took for that compliance period in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, please see “Due Diligence Program Design.”

1.

We sent requests to 117 Suppliers to provide us with a completed Conflict Minerals Reporting Template. We followed up by email or phone with the Suppliers that did not provide a response within the specified time frame. We received Conflict Minerals Reporting Templates from 94% of the Suppliers to which we sent a request.

2.	We reviewed the completed responses received from the Suppliers based on our internal written review criteria to identify incomplete responses and specified sourcing risks.

3.	We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Look-up tab of the Conflict Minerals Reporting Template.

4.

To the extent that a completed response identified a smelter or refiner, we also reviewed that information against the lists of Conformant and Active smelters and refiners and country of origin information published by the RMI. 264 of the identified smelters and refiners were listed as Conformant or Active by the RMI as of April 18, 2019.

5.

To the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, we consulted publicly available information or information made available by the RMI to its members, or requested that the Supplier contact the smelter or refiner to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

6.

Suppliers that identified smelters or refiners that were not listed as Conformant or Active by the RMI were asked to remove those smelters and refiners from their supply chain or substitute the smelters and refiners with ones that are Conformant.

7.	Our 3TG compliance team reported the findings of its compliance efforts regarding 2018 to our Vice President – Global Supply Chain.

8.	In addition, to mitigate the risk that the necessary 3TG contained in our in-scope products directly or indirectly finance or benefit armed groups in the DRC or an adjoining country, we:

a.	conducted training sessions for internal personnel involved with the review of Conflict Minerals Reporting Templates and the management of our compliance program generally; and

b.	as part of our supplier audits, made inquiries concerning policies relating to 3TG sourcing.

Product Information

For 2018, our in-scope product categories were: microphones, receivers, integrated modules, multi-functional devices, ultrasonic sensors, integrated audio sub-systems, transducers, oscillators, capacitors and filters. Not all of our products in these categories were in-scope for purposes of our compliance. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

Due to the challenges of tracing a multi-tier supply chain, for 2018, we were unable to determine the origin of at least a portion of the 3TG in each of our in-scope products. We have not found for 2018 that any of our in-scope products supported conflict (i.e., contained necessary 3TG that directly or indirectly financed or benefitted an armed group in the DRC or an adjoining country). An “armed group” under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.”

Identified Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the facilities listed on Annex A as having processed the necessary 3TG contained in our in-scope products in 2018. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed Conflict Minerals Reporting Template. Where a smelter or refiner was identified, we also reviewed publicly available information and information made available by the RMI to its members, to the extent available, to try to determine the mine or location of origin.

Future Risk Mitigation Efforts

We continue to take the following additional steps to enhance our 3TG compliance program and to mitigate the risk that the necessary 3TG in our in-scope products benefits armed groups:

1.

Conduct training sessions for selected suppliers and for internal personnel involved with the review of Conflict Minerals Reporting Templates and the management of our compliance program generally, and otherwise institute measures to help ensure that relevant personnel at our larger suppliers undergo sufficient training.

2.	As part of our supplier audits, make inquiries concerning policies relating to 3TG sourcing.

3.	Reach out to suppliers suspected of embargoing sourcing of 3TG from the DRC region.

4.	Continue to actively participate in the RMI.

5.	Through our participation in RMI committees, encourage non-Conformant smelters and refiners to undergo certification.

6.	Completed a new, more robust information technology solution for the management of data relating to our 3TG compliance program.

7.	Continue to encourage Suppliers that provided company-level information for 2018 to provide product-level information for 2019 through ongoing outreach with these Suppliers.

8.	Engage with Suppliers that provided incomplete responses for 2018 to help ensure that they provide requested information for 2019.

9.	Monitor and encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2018 that the source of 3TG was unknown or undeterminable.

10.

Communicate to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of our Conflict Minerals Policy to them. In addition, as new in-scope suppliers are added, work with these suppliers to help ensure that they understand the requirements of the Conflict Minerals Rule and the OECD Guidance.

To the extent applicable, we also intend to continue to take, in respect of our 2019 compliance, the 2018 compliance steps discussed earlier in this Conflict Minerals Report.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as having processed the necessary 3TG contained in our in-scope products in 2018. Please see the notes that accompany the table for additional information concerning the information in the table.

Smelter and Refiner Information (1)

Metal	Name of Smelter/Refiner	Country of Location	Smelter/Refiner Status

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant

Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant

Gold	Asahi Pretec Corp.	JAPAN	Conformant

Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Active

Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant

Gold	Aurubis AG	GERMANY	Conformant

Gold	Bangalore Refinery	INDIA	Active

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

Gold	Boliden AB	SWEDEN	Conformant

Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant

Gold	Caridad	MEXICO	Active

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	Conformant

Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant

Gold	Chimet S.p.A.	ITALY	Conformant

Gold	Chugai Mining	JAPAN	Active

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Active

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Active

Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant

Gold	Dowa	JAPAN	Conformant

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Active

Gold	Guangdong Jinding Gold Limited	CHINA	Active

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Active

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Active

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Active

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Active

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Active

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	Istanbul Gold Refinery	TURKEY	Conformant

Gold	Italpreziosi	ITALY	Conformant

Gold	Japan Mint	JAPAN	Conformant

Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Active

Gold	Kazzinc	KAZAKHSTAN	Conformant

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Active

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Active

Gold	Lingbao Gold Co., Ltd.	CHINA	Active

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Active

Gold	L’Orfebre S.A.	ANDORRA	Conformant

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Active

Gold	Marsam Metals	BRAZIL	Conformant

Gold	Materion	UNITED STATES OF AMERICA	Conformant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant

Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	Morris and Watson	NEW ZEALAND	Active

Gold	Morris and Watson Gold Coast	AUSTRALIA	Active

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active

Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active

Gold	Nihon Material Co., Ltd.	JAPAN	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant

Gold	PAMP S.A.	SWITZERLAND	Conformant

Gold	Pease & Curren	UNITED STATES OF AMERICA	Active

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Active

Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

Gold	PX Precinox S.A.	SWITZERLAND	Conformant

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Active

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Active

Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant

Gold	Royal Canadian Mint	CANADA	Conformant

Gold	SAAMP	FRANCE	Conformant

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Active

Gold	Safimet S.p.A	ITALY	Conformant

Gold	Sai Refinery	INDIA	Active

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Active

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Active

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Active

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Active

Gold	Sudan Gold Refinery	SUDAN	Active

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	T.C.A S.p.A	ITALY	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Active

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Active

Gold	Torecom	KOREA, REPUBLIC OF	Conformant

Gold	Umicore Brasil Ltda.	BRAZIL	Conformant

Gold	Umicore Precious Metals Thailand	THAILAND	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Active

Gold	Valcambi S.A.	SWITZERLAND	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant

Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant

Gold	Yamakin Co., Ltd.	JAPAN	Conformant

Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Active

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant

Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	H.C. Starck Ltd.	JAPAN	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tantalum	LSM Brasil S.A.	BRAZIL	Conformant

Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

Tantalum	NPM Silmet AS	ESTONIA	Conformant

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant

Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Tin	Alpha	UNITED STATES OF AMERICA	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Active

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

Tin	China Tin Group Co., Ltd.	CHINA	Conformant

Tin	CV Ayi Jaya	INDONESIA	Conformant

Tin	CV Dua Sekawan	INDONESIA	Conformant

Tin	CV Gita Pesona	INDONESIA	Conformant

Tin	CV United Smelting	INDONESIA	Conformant

Tin	CV Venus Inti Perkasa	INDONESIA	Conformant

Tin	Dowa	JAPAN	Conformant

Tin	EM Vinto	BOLIVIA (PLURI-NATIONAL STATE OF)	Conformant

Tin	Estanho de Rondonia S.A.	BRAZIL	Active

Tin	Fenix Metals	POLAND	Conformant

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant

Tin	Metallo Belgium N.V.	BELGIUM	Conformant

Tin	Metallo Spain S.L.U.	SPAIN	Conformant

Tin	Mineracao Taboca S.A.	BRAZIL	Conformant

Tin	Minsur	PERU	Conformant

Tin	Mitsubishi Materials Corporation	JAPAN	Conformant

Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Active

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURI-NATIONAL STATE OF)	Conformant

Tin	Pongpipat Company Limited	MYANMAR	Active

Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant

Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

Tin	PT Babel Inti Perkasa	INDONESIA	Conformant

Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant

Tin	PT Bangka Prima Tin	INDONESIA	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant

Tin	PT Bangka Tin Industry	INDONESIA	Conformant

Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant

Tin	PT Bukit Timah	INDONESIA	Conformant

Tin	PT DS Jaya Abadi	INDONESIA	Conformant

Tin	PT Inti Stania Prima	INDONESIA	Conformant

Tin	PT Karimun Mining	INDONESIA	Conformant

Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant

Tin	PT Menara Cipta Mulia	INDONESIA	Conformant

Tin	PT Mitra Stania Prima	INDONESIA	Conformant

Tin	PT Panca Mega Persada	INDONESIA	Conformant

Tin	PT Premium Tin Indonesia	INDONESIA	Conformant

Tin	PT Prima Timah Utama	INDONESIA	Conformant

Tin	PT Rajehan Ariq	INDONESIA	Conformant

Tin	PT Refined Bangka Tin	INDONESIA	Conformant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant

Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant

Tin	PT Sukses Inti Makmur	INDONESIA	Conformant

Tin	PT Sumber Jaya Indah	INDONESIA	Conformant

Tin	PT Timah Tbk Kundur	INDONESIA	Conformant

Tin	PT Timah Tbk Mentok	INDONESIA	Conformant

Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant

Tin	PT Tommy Utama	INDONESIA	Conformant

Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

Tin	Soft Metais Ltda.	BRAZIL	Conformant

Tin	Super Ligas	BRAZIL	Active

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant

Tin	Thaisarco	THAILAND	Conformant

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Active

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tin	Yunnan Tin Company Limited	CHINA	Conformant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	A.L.M.T. Corp.	JAPAN	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

(1)	We note the following in connection with the information contained in the foregoing table:

(a)

The smelters and refiners listed in the table were identified by the Suppliers to us as being part of our 2018 supply chain. Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products due to over-inclusiveness in the information the Suppliers provided to us and/or received from their suppliers. In addition, the smelters and refiners listed above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all Suppliers responded to our inquiries.

(b)	The table only includes entities that were listed on the Smelter Look-up tab of the Conflict Minerals Reporting Template.

(c)	Smelter or refiner status information in the table is as of April 18, 2019.

(d)

“Conformant” means that a smelter or refiner is listed as conformant with the Responsible Minerals Assurance Process’s (“RMAP”) assessment protocols, including those classified as “Re-audit in progress” by the RMAP. Included smelters and refiners were not necessarily Conformant for all or part of 2018 and may not continue to be Conformant for any future period. We do not have information on the origin of the 3TG processed by any of the Conformant smelters and refiners prior to their respective certification dates.

(e)

“Active” is an RMAP designation that means that the smelter or refiner has committed to undergo an RMAP assessment. Smelters and refiners are listed as Active in the RMAP once they have scheduled the assessment date.

(f)	“Country of Location” refers to the country in which the applicable smelter or refiner is located.

(g)	Smelter or refiner status and smelter or refiner location reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.

Country of Origin Information

The countries of origin of the 3TG processed by the Conformant smelters and refiners listed above may have included the countries listed below, as well as additional countries. The listed countries of origin are derived from information made available by the RMI to its members. Except for the DRC, the RMI does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners. Instead, the RMI indicates country of origin by risk category. Conformant smelters and refiners listed above were in each of the categories below:

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries: Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Canada, Chile, China, Colombia, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Ivory Coast, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Turkey, Togo, United Kingdom, United States of America, Uruguay, Uzbekistan, Venezuela and Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa.

L3 – The DRC and its nine adjoining countries: Burundi, Rwanda, Tanzania, Uganda and Zambia.

DRC – The Democratic Republic of the Congo.

In addition, some of the 3TG processed by the Conformant smelters and refiners originated in whole or in part from recycled or scrap sources.

Because the RMI generally does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners, we were not able to determine the countries of origin of the 3TG processed by the listed Conformant smelters and refiners with greater specificity. In addition, for some of the listed Conformant smelters and refiners, origin information is not disclosed by the RMI. We did not determine the countries of origin of the 3TG processed by other smelters and refiners listed on this Annex A.